As filed with the Securities and Exchange Commission on May 24, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3 Registration Statement
Under the Securities Act of 1933

CRAY INC.
(Exact name of registrant as specified in its charter)

WASHINGTON	93-0962605
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

411 First Avenue South
Suite 600
Seattle, WA 98104-2860
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

Kenneth W. Johnson, Vice President — Legal
Cray Inc.
411 First Avenue South
Suite 600
Seattle, WA 98104-2860
(206) 701-2000 (telephone)
(206) 701-2500 (facsimile)
(Name, address, including zip code, and
telephone and facsimile numbers, including area code, of agent for service)

Copy to:
L. John Stevenson, Jr., Esq.
Stoel Rives LLP
One Union Square, 36th Floor
Seattle, WA 98101-3197
(206) 624-0900 (telephone)
(206) 386-7500 (facsimile)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective

If the only shares being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [   ]

If any of the shares being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than shares offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities Registered	Registered(1)(2)	Security(1)(2)	Price(1)(2)	Registration Fee(3)

Common Stock, $.01 par value	—	—	—	—
Common Stock Purchase Warrants(4)	—	—	—	—
Total(3)	—	—	$20,000,000	$1,840

(1)	This registration statement covers such indeterminate number of shares of Common Stock and Common Stock Purchase Warrants of the Registrant as shall have an aggregate offering price not to exceed $20,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum offering price of the securities will be determined by us from time to time in connection with the issuance of the securities.

(2)	Not specified with respect to each class of securities being registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	The proposed maximum aggregate offering price for the securities being registered hereby is calculated in accordance with Rule 457(o) under the Securities Act.

(4)	The Common Stock registered hereby includes such indeterminate number of shares of Common Stock as may be issued from time to time upon exercise of the Common Stock Purchase Warrants registered hereby.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS, Subject to Completion, dated May 24, 2002

CRAY INC.

Common Stock and
Common Stock Purchase Warrants

     We may from time to time sell up to $20,000,000 of our common stock and/or common stock purchase warrants in one or more transactions at prices and on terms to be determined at the time of sale.

     We will provide specific terms of these sales in supplements to this prospectus. You should read this prospectus and the applicable supplement, together with additional information described under the heading “Where You Can Find More Information” carefully before you invest.

     Our common stock is traded on the Nasdaq National Market under the symbol “CRAY.” On May 23, 2002, the closing price for our common stock was $3.34 per share.

     We may sell these shares of common stock and/or warrants directly to one or more purchasers, through agents on our behalf or through underwriters or dealers designated by us from time or time. If any agent or underwriter is involved in the sale of any shares of common stock and/or common stock purchase warrants in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in supplements to this prospectus. The supplements will also set forth the net proceeds we receive in such transactions.

     This prospectus may not be used to consummate sales of our shares of common stock and/or common stock purchase warrants unless accompanied by the applicable prospectus supplement.

     The securities offered in this prospectus involve a high degree of risk. You should carefully consider the “Factors That Could Affect Future Results” contained in our Quarterly Report on Form 10-Q for the quarter ending March 31, 2002, and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this prospectus is      , 2002.

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
OUR BUSINESS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS
LIMITATION OF LIABILITY AND INDEMNIFICATION
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5
EXHIBIT 23.1

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf process, we may sell any number of shares of our common stock and/or common stock purchase warrants in one or more offerings up to a total dollar amount of $20,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC’s web site at http://www.sec.gov or at the SEC’s offices referenced under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov.

     The SEC allows us to “incorporate by reference” our publicly-filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the shares of common stock and/or common stock purchase warrants.

     The following documents filed with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2001;

2.	Our Quarterly Report on Form 10-Q for the quarter ending March 31, 2002;

3.	Our Definitive Proxy Statement for the 2002 Annual Meeting of Shareholders, as filed with the SEC on April 17, 2002;

4.	Our Current Report on Form 8-K for the event of February 15, 2002, as filed on February 20, 2002;

5.	Our Current Report on Form 8-K for the event of March 4, 2002, as filed on March 5, 2002; and

6.	The description of our common stock set forth in our Registration Statement on Form SB-2 (Registration No. 33-95460-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-26820), including the amendment thereto on Form 8-A/A.

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Cray Inc., 411 First Avenue South, Suite 600, Seattle, Washington 98104-2860, telephone (206) 701-2000.

     The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. You should refer to the copy of such contract or other document filed as an exhibit to the registration statement.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with information different from that contained in this prospectus.

     We are not making an offer of these securities in any jurisdiction where the offering is not permitted.

     You should not assume that the information contained in this prospectus or the documents incorporated by reference is accurate as of any date other the date on the front of this prospectus or those documents.

OUR BUSINESS

     Cray Inc. designs, builds and sells high-performance computer systems, sometimes referred to as “supercomputers.” Our executive offices are located at Merrill Place, Suite 600, 411 First Avenue South, Seattle, WA 98104-2860, and our telephone number is (206) 701-2000.

USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, we anticipate that net proceeds from the sales of the shares of common stock and/or common stock purchase warrants offered under this prospectus will be used for general corporate purposes which may include, but are not limited to, working capital, capital expenditures, acquisitions and the repayment or refinancing of outstanding indebtedness. The prospectus supplement relating to specific sales of our common stock and/or common stock purchase warrants will set forth the net proceeds we receive from the sales. Pending the application of net proceeds, we expect to invest the proceeds in short-term, interest bearing instruments or other investment-grade securities.

PLAN OF DISTRIBUTION

     General. We may sell the shares of common stock and/or common stock purchase warrants offered hereby directly to one or more purchasers, through agents on our behalf, or through underwriters or dealers designated by us from time to time. We may distribute the shares of common stock and/or common stock purchase warrants from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the shares of common stock and/or common stock purchase warrants and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

     Only underwriters named in the prospectus supplement, if any, are underwriters of the securities offered with the prospectus supplement.

     Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of our common stock and/or common stock purchase warrants at a fixed price, based on the market price of the common stock or otherwise. Alternatively, such agreements may provide for the sale of common stock and/or common stock purchase warrants over a period of time by means of draw downs at our election which the purchaser would be obligated to accept under specified conditions. Under this form of agreement, we may sell common stock and/or common stock purchase warrants at a per share price which is discounted from the market price. Such agreements also may provide for sales of common stock based on combinations of or variations from these methods.

     Use of Underwriters, Agents and Dealers. If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the shares of common stock and/or common stock purchase warrants to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise provided in the applicable prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock and/or common stock purchase warrants offered by the prospectus supplement, subject to certain conditions. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

     We may sell shares of common stock and/or common stock purchase warrants directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock and/or common stock purchase warrants and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

     We may sell the securities to dealers, as principals, from time to time. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement with respect to the securities being offered.

     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

     Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act.

     Indemnification and Other Relationships. We may provide agents, dealers and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to such liabilities. Agents, dealers and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

     Listing of Securities. Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock which is listed on the Nasdaq National Market, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activities or liquidity of any trading in the securities.

DESCRIPTION OF SECURITIES

     Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. As of May 23, 2002, there were 45,641,974 shares of common stock, and 3,125,000 shares of Series A Preferred Stock, outstanding.

     Common Stock. All outstanding common stock is, and any stock issued under this prospectus will be, fully paid and nonassessable. Subject to the rights of the holders of our outstanding preferred stock, if any, holders of common stock:

•	are entitled to any dividends validly declared;

•	will share ratably in our net assets in the event of a liquidation; and

•	are entitled to one vote per share.

     The common stock has no conversion rights. Holders of common stock have no preemption, subscription, redemption, or call rights related to those shares.

     Preferred Stock. The Board of Directors has the authority, without further action by the shareholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by the shareholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control, which could have a depressive effect on the market price of our common stock.

     We currently have 3,125,000 shares of Series A Preferred Stock outstanding, all of which are held by NEC Corporation. The following describes the principal terms of the Series A Preferred Stock.

     Dividends. The Series A Preferred Stock accrues a cumulative dividend at the rate of 2% per annum, payable when, as and if declared by the Board of Directors. The dividend is payable in cash, except that upon the conversion of Series A Preferred Stock into common stock, the dividend is payable in shares of common stock.

     Liquidation. The Series A Preferred Stock has a liquidation preference equal to $8.00 per share of Series A Stock, plus any accrued but unpaid dividends. In the event we are liquidated, the holders of the Series A Preferred Stock would be entitled to receive in cash the liquidation preference in full before any proceeds of the liquidation were paid to the holders of common stock. In the event of a sale by us of substantially all of our assets or an acquisition of us in which holders of our voting stock prior to the acquisition own less than 50% of the voting power of the surviving entity after the acquisition (a “Sale Transaction”), the holders of Series A Stock may elect to receive the liquidation preference, and in that event the liquidation preference would be paid in the kind of consideration paid to holders of common stock in the Sale Transaction.

     Conversion. The Series A Preferred Stock is not convertible into common stock unless the Series A Preferred Stock is sold or in the event of a Sale Transaction. NEC Corporation has agreed not to sell the Series A Preferred Stock until May 10, 2003, unless a distribution agreement between NEC and ourselves is sooner terminated. Any shares of Series A Preferred Stock that are sold by NEC or its affiliates automatically convert into common stock. In the event of a Sale Transaction, if the holders of Series A Preferred Stock do not elect to receive the liquidation preference, the holders of Series A Preferred Stock receive the same consideration as if the Series A Stock had converted into common stock. The current conversion price is $7.97 per share, subject to anti-dilution adjustments, and therefore the Series A Preferred Stock is presently convertible in full into 3,136,763 shares of common stock. We have agreed, after the Series A Preferred Stock can be sold, to register the underlying common stock with the Securities and Exchange Commission for resale upon the request of NEC.

     Redemption. Neither we nor the holders of Series A Stock have any redemption rights with respect to the Series A Preferred Stock.

     Voting. The holders of Series A Preferred Stock do not have any voting rights, except on matters that would adversely affect the Series A Preferred Stock, authorize additional shares of Series A Preferred Stock, authorize any equity securities senior to the Series A Preferred Stock, or as otherwise required by law.

     Common Stock Purchase Warrants. The applicable prospectus supplement will describe the following terms of common stock purchase warrants offered under this prospectus:

•	the title;

•	the issue price or prices;

•	if applicable, the number of such warrants issued with each share of common stock;

•	the exercise price per share and the number of shares receivable upon exercise of each warrant;

•	any provisions for adjustment of the number or amount of shares of common stock receivable upon exercise of the warrants or the exercise price;

•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms, including terms, procedures and limitations relating to exchange and exercise;

•	the commencement and expiration dates of the right to exercise; and

•	the maximum or minimum number which may be exercised at any time.

     Each warrant will entitle the holder to purchase for cash or in consideration of canceling a portion of the warrant such shares of common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Warrants may be exercised by delivering to us or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise or notice of cancellation of a portion of the warrant. As soon as practicable following the exercise, we will forward the shares of common stock purchasable upon the exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

     Transfer Agent. Mellon Investor Services LLC is the transfer agent and registrar for our common stock. We act as transfer agent and registrar for our preferred stock and common stock purchase warrants.

LEGAL MATTERS

     The validity of the securities we are offering will be passed upon by Kenneth W. Johnson, our Vice President — Legal and General Counsel. As of the date of this prospectus, Mr. Johnson held 40,914 shares of our common stock, options to purchase 310,000 shares of our common stock and warrants to purchase 21,637 shares of our common stock.

EXPERTS

     The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Our Restated Articles of Incorporation provide that, to the fullest extent permitted by the Washington Business Corporation Act, our directors will not be liable for monetary damages to Cray or its shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. Our Restated Bylaws provide that Cray will indemnify its directors and, by action of the Board of Directors, may indemnify its officers, employees and other agents to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Cray pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

     This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The section entitled “Factors That Could Affect Future Results” that appears in our Annual Report on Form 10-Q for the quarter ended March 31, 2002, as updated from time to time in our subsequent quarterly and annual reports, describe the factors that could cause these differences.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC registration fee):

SEC Registration fee	$1,840
Legal fees	$25,000
Accountant’s Fees	$4,000
Miscellaneous	$160
Total	$31,000

Item 15. Indemnification of Officers and Directors.

     Article XII of the Company’s Restated Articles of Incorporation and Section 11 of the Company’s Restated Bylaws require indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the “Act”). Sections 23B.08.500 through 23B.08.600 of the Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.

     Section 23B.08.320 of the Act authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of the Company’s Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the Company and its shareholders.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement(1)

1.2	Form of Placement Agent Agreement(1)

3.1	Restated Articles of Incorporation of the Company(2)

3.2	Restated Bylaws of the Company(3)

4.1	Form of Common Stock Purchase Warrant(1)

5	Opinion on Legality

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of General Counsel (included in Exhibit 5)

24	Power of Attorney (included on signature page hereof)

(1)	To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement in connection with the offer of any securities registered hereunder.

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000.

(3)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed for the quarterly period ended March 31, 2002.

Item 17. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

	(2)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof; and

	(3)	To remove from registration by means of a post-effective amendment any of the shares being registered that remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 24, 2002.

CRAY INC.

By:	/s/ James E. Rottsolk

James E. Rottsolk Chief Executive Officer

     Each of the undersigned hereby constitutes and appoints James E. Rottsolk and Burton J. Smith, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Cray Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 24th day of May, 2002:

Signature and Title

/s/ David N. Cutler	/s/ Daniel J. Evans

David N. Cutler, Director	Daniel J. Evans, Director

/s/ Kenneth W. Kennedy	/s/ Stephen C. Kiely

Kenneth W. Kennedy, Director	Stephen C. Kiely, Director

/s/ William A. Owens	/s/ James E. Rottsolk

William A. Owens, Director	James E. Rottsolk Chief Executive Officer and Director

/s/ Burton J. Smith	/s/ Dean D. Thornton

Burton J. Smith, Director	Dean D. Thornton, Director

/s/ Douglas C. Ralphs Douglas C. Ralphs Chief Financial and Accounting Officer

EXHIBIT INDEX

1.1	Form of Underwriting Agreement(1)

1.2	Form of Placement Agent Agreement(1)

3.1	Restated Articles of Incorporation of the Company(2)

3.2	Restated Bylaws of the Company(3)

4.1	Form of Common Stock Purchase Warrant(1)

5	Opinion on Legality

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of General Counsel (included in Exhibit 5)

24	Power of Attorney (included on signature page hereof)

(1)	To be filed by amendment or by a Current Report on Form 8-K if the registrant enters into any such agreement in connection with the offer of any securities registered hereunder.

(2)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000.

(3)	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.